Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DD’s Deluxe Rod Holder, Inc. a Nevada corporation (the "Company") on Form 10-Q for the period ending September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Desmond Deschambeault, President (and principal executive officer) of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to DD’s Deluxe Rod Holder, Inc., and will be retained by DD’s Deluxe Rod Holder, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 01, 2015

/s/ Desmond Deschambeault
Desmond Deschambeault President